Fluence Energy, Inc. Reports Second Quarter 2022 Results
Robust top-line performance and order intake highlight strong demand for energy storage
ARLINGTON, Va., May 11, 2022 (GLOBE NEWSWIRE) – Fluence Energy, Inc. (Nasdaq: FLNC) (“Fluence” or the “Company”), a leading global pure-play provider of energy storage products and services as well as digital applications for renewables and storage, today announced its results for the three months ended March 31, 2022.
Strategic and Operational Highlights
Second Fiscal Quarter Ended March 31, 2022
•Robust demand trends driving project wins across the organization:
◦Entered into 582 MW of energy storage product contracts during the quarter, illustrating strong demand during a historically low order intake quarter due to seasonality;
◦Entered into 343 MW of energy service contracts during the quarter; and
◦Entered into record 2,791 MW of Fluence IQ digital contracts during the quarter;
•Achieved substantial completion on four Gen 6 products totaling 191 MW during the quarter.
•Signed first contract to optimize pumped hydroelectricity storage solutions for 1,200 MW, expanding the Fluence IQ bidding technology to a new and growing asset class.
Recent Developments
•Entered into an agreement to acquire Nispera AG, an AI-Enabled Software-as-a-service (SaaS) company, enhancing Fluence’s digital leadership position with a combined digital portfolio of 15,000 MW contracted or under management.
•Completed the first-ever pilot program with Google to deploy an emissions-free battery backup solution for its Belgium data center, laying the groundwork to build on future opportunities for Fluence.
•Finalized agreement with U.S. based contract manufacturer that is expecting initial production of Fluence products in early FY 2023.
Financial Highlights
•Second quarter financial results showcase strong order intake and backlog conversion.
◦Record revenue of $343 million in the second fiscal quarter, up 249% from the same quarter last year.
◦Net loss for the second fiscal quarter was $(61) million, compared to net loss of $(24) million for the same quarter last year.
◦Adjusted EBITDA* for the second fiscal quarter was $(53) million, compared to $(21) million for the same quarter last year.

◦Total cash and cash equivalents and restricted cash increased by approximately $44 million compared to December 31, 2021, to a total of approximately $723 million as of March 31, 2022.
•Total backlog of $2.2 billion as of March 31, 2022, comprised of approximately $1.8 billion from energy storage products, and approximately $0.4 billion from recurring revenues businesses (energy storage services and Fluence IQ). This is compared to our December 31, 2021 total backlog of $1.9 billion.
*Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures, as well as a reconciliation to the most directly comparable financials measure stated in accordance with GAAP.
Executive Summary
Commenting on the quarter, Manuel Perez Dubuc, the Company’s President and Chief Executive Officer, said “I’m pleased to report the progress we have made in delivering on our commitments to our customers, resulting in record quarterly revenue of $343 million, representing a 249% increase from the same quarter in the prior year. Our strong order intake reflects robust demand for our energy storage products, services, and digital applications. In particular, Fluence IQ continues its advancement by growing capabilities that we believe are driving strong customer interest and future cross-selling opportunities. Overall, we are pleased with our efforts and believe the market’s sustainable and growing demand for our products leaves us well-positioned to create long-term value for our shareholders.
In April, we entered into an agreement to acquire Nispera, a leading SaaS company based in Switzerland that helps customers monitor, analyze, forecast, and optimize the performance and value of renewable energy assets. As a result of the acquisition, we now have a combined 15 GW of assets contracted or under management within Fluence IQ. Our acquisition of Nispera accelerates our plan to grow our digital capabilities and expands our digital geographic footprint to 25 countries. We believe that this expansion also provides us with powerful cross-selling opportunities and serves as a launching point for Fluence IQ’s entrance into the European market.
As we look to the second half of this fiscal year, we are encouraged by the progress we have made and steps we have taken to deliver our customers best in class storage solutions. We remain mindful of the latest COVID-19 driven lockdown in China, delaying production of certain components scheduled for the near term. That being said, we will continue to implement initiatives that ultimately mitigate delays, control costs, and deliver our products and services in a timely manner.”
Commenting on the Company’s financial results, Dennis Fehr, the Company’s Chief Financial Officer, said “During the second fiscal quarter, we made solid progress towards completing several key projects, resulting in stronger top-line performance and reduced impacts on margins from short-term headwinds. We will continue to further reduce these impacts in the coming quarters. At the same time, the new supply chain environment has elongated our expectations for project completion and revenue recognition for the balance of this year and throughout fiscal year 2023. Still, we are encouraged by our growing backlog, which is more than $2 billion as of the end of the second quarter, providing us visibility to future financial performance.”
Fiscal Year 2022 Total Revenue Guidance
The Company reaffirms previously provided fiscal year 2022 total revenue guidance between $1.1 billion to $1.3 billion. Based on the ongoing COVID-19 related lockdowns in China resulting in energy storage product shipping delays, we see an increased risk that some of our anticipated project-related revenue will shift into the next fiscal year. As a result, we anticipate that our fiscal year 2022 total revenue will trend near the lower end of our previously announced guidance range. This guidance assumes that ongoing headwinds will be lessened during the second half of 2022.

Share Count
The shares of the Company’s common stock as of March 31, 2022 are presented below:

in millions	Common Shares
Class B-1 common stock held by AES Grid Stability, LLC	58.587
Class B-1 common stock held by Siemens Industry, Inc.	58.587
Class A common stock held by Qatar Holding LLC	18.493
Class A common stock issued in IPO	35.650
Total Class A and Class B-1 common stock outstanding (1)	171.317
(1) Before incentive compensation award plans
Conference Call Information
Fluence will conduct a teleconference starting at 8:30 a.m. EST on Thursday, May 12, 2022, to discuss the second fiscal quarter results. To participate, dial +1 (866)-374-5140 and refer to conference passcode 91422397# approximately 15 minutes prior to the scheduled start time.
The teleconference will be simulcast in a listen-only mode at: https://edge.media-server.com/mmc/p/cwjcki2hor or on https://ir.fluenceenergy.com/news-events. Supplemental materials including the quarterly earnings presentation may be referenced during the teleconference will be available on our website.
A replay of the conference call will be available after 1 p.m. EST on Thursday, May 12, 2022. The replay will be available on the Company’s website at https://ir.fluenceenergy.com/news-events and will remain available for the next 12 months.

Non-GAAP Financial Measures
We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Loss, and Free Cash Flows, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. These measures have limitations as analytical tools, including that other companies, including companies in our industry, may calculate these measures differently, reducing their usefulness as comparative measures. Please refer to the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables contained at the end of this release.
About Fluence
Fluence is a leading global provider of energy storage products and services and AI-enabled digital applications for renewables and storage. Our energy storage products are built on our sixth-generation technology stack (“Tech Stack”), which combines our modular, factory-built hardware (“Fluence Cube”) with a proprietary edge-based controls system (“Fluence OS”). Our service offerings include delivery services and recurring operational services, as well as financing structuring services, such as energy-storage-as-a-service (“ESaaS”). The Fluence IQ Digital Platform includes the Fluence Bidding Application, which delivers AI-powered market bidding optimization for solar, wind, and energy storage assets, including non-Fluence energy storage systems.
Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements set forth above under “Fiscal Year 2022 Total Revenue Guidance,” and other statements regarding the Company's future financial performance, expectations as to the demand for the Company's energy storage products, and the Company's business strategies, expansion plans, including the anticipated benefits of our acquisition of Nispera, future results of operations, future revenue recognition and estimated revenues, losses, projected costs, prospects, plans and objectives of management. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “may,” ”possible,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. and variations thereof and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments, as well as a number of assumptions concerning future events, and their potential effects on our business. These forward-looking statements are not guarantees of performance, and there can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, our ability to achieve or maintain profitability, our ability to successfully execute our business and growth strategy, including realizing the expected benefits of our partnerships with ReNew, Pexapark and QuantumScape and other strategic initiatives we may enter into in the future, our ability to develop new product offerings and services, the potential adverse effects of the ongoing global COVID-19 pandemic, including capacity constraints within the shipping industry, increased shipping costs and delays in the shipping of our energy storage products, projects delays and site closures and cost-overruns and other factors set forth under Item 1A.“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the Securities and Exchange Commission (“SEC”) on December 14, 2021, Item 1A. “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022, and in other filings we make with the SEC from time to time. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

Contacts
Analyst
Lexington May
+1 713-909-5629
Email : InvestorRelations@fluenceenergy.com

Media
Email: media.na@fluenceenergy.com

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS (UNAUDITED)
(U.S. Dollars in Thousands, except share and per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Revenue	$115,798	$67,886	$142,852	$165,714
Revenue from related parties	226,926	30,247	374,759	48,652
Total revenue	342,724	98,133	517,611	214,366
Cost of goods and services	357,472	97,118	585,508	208,552
Gross (loss) profit	(14,748)	1,015	(67,897)	5,814
Operating expenses:
Research and development	13,340	8,367	24,098	12,511
Sales and marketing	6,191	5,180	19,250	9,921
General and administrative	25,237	8,276	56,438	14,998
Depreciation and amortization	1,493	1,162	2,920	2,232
Interest expense	676	386	1,358	475
Other income (expense), net	1,109	(667)	283	(511)
Loss before income taxes	(60,576)	(23,023)	(171,678)	(34,834)
Income tax expense	128	509	486	1,194
Net loss	(60,704)	(23,532)	(172,164)	(36,028)
Net loss attributable to non-controlling interests	$(41,519)	$(23,532)	$(124,174)	$(36,028)
Net loss attributable to Fluence Energy, Inc.	$(19,185)	n/a	$(47,990)	n/a

Weighted average number of Class A common shares outstanding:
Basic and diluted	54,143,275	n/a	54,143,275	n/a
Loss per share of Class A common stock
Basic and diluted	$(0.35)	n/a	$(0.89)	n/a

Foreign currency translation gain (loss), net of income tax (expense) benefit of $0 in each period	(20)	122	279	(729)
Total other comprehensive income (loss)	(20)	122	279	(729)
Total comprehensive loss	(60,724)	(23,410)	(171,885)	(36,757)
Comprehensive loss attributable to non-controlling interest	$(41,533)	$(23,410)	$(124,103)	$(36,757)
Total comprehensive loss attributable to Fluence Energy, Inc.	$(19,191)	n/a	$(47,782)	n/a

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(U.S. Dollars in Thousands, except share and per share amounts)

	March 31, 2022	September 30, 2021
Assets
Current assets
Cash and cash equivalents	$651,948	$36,829
Restricted cash	70,740	1,240
Trade receivables, net of allowances ($86 and $90 at March 31, 2022 and September 30, 2021, respectively)	126,234	46,664
Unbilled receivables	81,300	101,975
Receivables from related parties	37,034	33,362
Advances to suppliers	49,270	9,741
Inventory, net	351,985	389,787
Other current assets	47,409	41,917
Total current assets	1,415,920	661,515
Non-current assets
Property and equipment, net	8,496	8,206
Intangible assets, net	34,439	36,057
Goodwill	9,168	9,176
Deferred income tax asset	1,184	1,184
Advances to suppliers	26,250	—
Debt issuance cost	2,954	222
Other non-current assets	2,525	1,315
Total non-current assets	85,016	56,160
Total assets	$1,500,936	$717,675
Liabilities, Stockholders’ Equity, Members’ Deficit, and Mezzanine Equity
Current liabilities
Accounts payable	$121,620	$158,366
Deferred revenue	222,815	71,365
Borrowing from line of credit	—	50,000
Borrowing from related parties	—	50,000
Personnel related liabilities	15,935	12,861
Accruals and provisions	217,125	186,143
Payables and deferred revenue with related parties	176,673	227,925
Taxes payable	17,275	12,892
Other current liabilities	3,334	1,941
Total current liabilities	774,777	771,493
Non-current liabilities
Personnel related liabilities	397	1,607
Accruals and provisions	305	774
Total non-current liabilities	702	2,381
Total liabilities	775,479	773,874
Mezzanine equity (0 and 18,493,275 units issued and outstanding as of March 31, 2022 and September 30, 2021, respectively)	—	117,235
Stockholders’ Equity / Members’ Deficit
Members’ capital contributions		106,152
Preferred stock, $0.00001 per share, 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2022	—	—
Class A common stock, $0.00001 par value per share, 1,200,000,000 shares authorized; 54,143,275 shares issued and outstanding as of March 31, 2022.	—	—
Class B-1 common stock, $0.00001 par value per share, 300,000,000 shares authorized; 117,173,390 shares issued and outstanding as of March 31, 2022	1	—
Class B-2 common stock, $0.00001 par value per share, 300,000,000 shares authorized; no shares issued and outstanding as of March 31, 2022	—	—
Additional paid-in capital	289,428	—
Accumulated other comprehensive loss	(2)	(285)
Accumulated deficit	(47,990)	(279,301)
Total stockholders’ equity attributable to Fluence Energy, Inc./ Members’ deficit	241,437	(173,434)
Non-controlling interest	484,020	—

Total stockholders’ equity and members’ deficit	725,457	(173,434)
Total liabilities, stockholders’ equity, members’ deficit, and mezzanine equity	$1,500,936	$717,675

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(U.S. Dollars in Thousands)

	Six Months Ended March 31,
	2022	2021
Operating activities
Net loss	$(172,164)	$(36,028)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,920	2,232
Amortization of debt issuance costs	343	—
Stock based compensation expense	27,605	—
Benefit on loss contracts	(6,261)	(1,858)
Changes in operating assets and liabilities:
Trade receivables	(79,570)	(22,287)
Unbilled receivables	20,675	(8,223)
Receivables from related parties	(3,672)	17,402
Advances to suppliers	(65,779)	(13,184)
Inventory	37,802	(304,707)
Other current assets	(7,391)	(2,554)
Other non-current assets	135	4
Accounts payable	(30,426)	58,851
Payables and deferred revenue with related parties	(51,252)	95,541
Deferred revenue	151,450	85,060
Current accruals and provisions	37,243	50,232
Taxes payable	4,383	(4,566)
Other current liabilities	373	457
Other non-current liabilities	(1,679)	488
Cash settled for stock based compensation	(5,731)	—
Net cash used in operating activities	(140,996)	(83,140)
Investing activities
Purchase of equity securities	(1,124)	—
Cash paid for business acquisition	—	(18,000)
Purchase of property and equipment	(1,271)	(2,227)
Net cash used in investing activities	(2,395)	(20,227)
Financing activities
Proceeds from issuance of Class A common stock sold in the IPO, net of underwriting discounts	947,991	—
Payment of IPO costs	(10,330)	—
Payment of transaction cost related to issuance of membership units	(6,320)	—
Payment of debt issuance costs	(3,297)	—
Repayment of promissory notes – related parties	(50,000)	—
Borrowing from line of credit	—	38,000
Repayment to line of credit	(50,000)	—
Other	—	2,236
Net cash provided by financing activities	828,044	40,236
Effect of exchange rate changes on cash and cash equivalents	(34)	(791)
Net increase (decrease) in cash and cash equivalents	684,619	(63,922)
Cash, cash equivalents, and restricted cash as of the beginning of the period	38,069	95,051
Cash, cash equivalents, and restricted cash as of the end of the period	$722,688	$31,129

FLUENCE ENERGY, INC.
KEY OPERATING METRICS (UNAUDITED)
The following tables present our key operating metrics as of March 31, 2022 and September 30, 2021, and for the three and six months ended March 31, 2022 and 2021.

(amounts in MW)	March 31, 2022	September 30, 2021	Change	Change %
Energy Storage Products
Deployed	1,228	971	257	26.5%
Contracted Backlog	3,604	2,679	925	34.5%
Pipeline	14,135	14,161	(26)	(0.2%)
Service Contracts
Asset under Management	999	772	227	29.4%
Contracted Backlog	2,284	1,918	366	19.1%
Pipeline	12,389	10,930	1,459	13.3%
Digital Contracts
Asset under Management	4,219	3,108	1,111	35.7%
Contracted Backlog	3,644	1,629	2,015	123.7%
Pipeline	5,129	3,301	1,828	55.4%

(amounts in MW)	Three Months Ended March 31,				Six Months Ended March 31,
	2022	2021	Change	Change %	2022	2021	Change	Change %
Energy Storage Products
Contracted	582	56	526	939.3%	1,182	152	1,030	677.6%
Service Contracts
Contracted	343	61	282	462.3%	593	340	253	74.4%
Digital Contracts
Contracted	2,791	638	2,153	337.5%	3,126	1,159	1,967	169.7%

FLUENCE ENERGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

The following tables present our non-GAAP measures for the periods indicated.

($ in thousands)	Three Months Ended March 31,		Change	Change %	Six Months Ended March 31,		Change	Change %
	2022	2021			2022	2021
Net loss	$(60,704)	$(23,532)	$(37,172)	(158.0)%	$(172,164)	$(36,028)	$(136,136)	(377.9)%
Add (deduct):
Interest expense (income), net	455	381	74	(19.4)	1,070	467	603	129.1
Income tax expense	128	509	(381)	(74.9)	486	1,194	(708)	(59.3)
Depreciation and amortization	1,493	1,162	331	28.5	2,920	2,232	688	30.8
Stock-based compensation(a)	2,728	—	2,728	n/a	27,605	—	27,605	n/a
Non-recurring expenses(b)	2,706	—	2,706	n/a	44,056	—	44,056	n/a
Adjusted EBITDA	$(53,194)	$(21,480)	$(31,714)	(147.6)%	$(96,027)	$(32,135)	$(63,892)	(198.8)%
(a) Included awards that will be settled in shares and awards that will be settled in cash.
(b) Amount for the three months ended March 31, 2022 included a $(1.7) million reduction related to COVID-19 pandemic costs as a result of release of prior period project charges net of non-recurring excess shipping costs, and a $4.4 million loss related to the 2021 cargo loss incident.
Amount for the six months ended March 31, 2022 included $35.3 million costs related to COVID-19 pandemic including non-recurring excess shipping costs, project charges and other costs, a $8.6 million loss related to the 2021 cargo loss incident, and $0.1 million non-recurring IPO-related expenses which did not qualify for capitalization.

($ in thousands)	Three Months Ended March 31,		Change	Change %	Six Months Ended March 31,		Change	Change %
	2022	2021			2022	2021
Total Revenue	$342,724	$98,133	$244,591	249.2%	$517,611	$214,366	$303,245	141.5%
Cost of goods and services	357,472	97,118	260,354	268.1	585,508	208,552	376,956	180.7
Gross (loss) profit	(14,748)	1,015	(15,763)	(1553.0)	(67,897)	5,814	(73,711)	(1267.8)
Add (deduct):
Stock-based compensation(a)	749	—	749	n/a	4,277	—	4,277	n/a
Non-recurring expenses(b)	2,706	—	2,706	n/a	43,972	—	43,972	n/a
Adjusted Gross Profit (Loss)	$(11,293)	$1,015	$(12,308)	(1212.6)%	$(19,648)	$5,814	$(25,462)	(437.9)%
Adjusted Gross Profit Margin %	(3.3)%	1.0%			(3.8)%	2.7%
(a) Included awards that will be settled in shares and awards that will be settled in cash.
(b) Amount for the three months ended March 31, 2022 included a $(1.7) million reduction related to COVID-19 pandemic costs as a result of release of prior period project charges net of non-recurring excess shipping costs, and a $4.4 million loss related to the 2021 cargo loss incident.
Amount for the six months ended March 31, 2022 included $35.3 million costs related to COVID-19 pandemic including non-recurring excess shipping costs, project charges and other costs, and a $8.6 million loss related to the 2021 cargo loss incident.
(c) Some amounts may not reconcile due to rounding.

($ in thousands)	Three Months Ended March 31,		Change	Change %	Six Months Ended March 31,		Change	Change %
	2022	2021			2022	2021
Net loss	$(60,704)	$(23,532)	$(37,172)	(158.0)%	$(172,164)	$(36,028)	$(136,136)	(377.9)%
Add (deduct):
Amortization of intangible assets	920	949	(29)	(3.1)	1,838	1,749	89	5.1
Stock-based compensation(a)	2,728	—	2,728	n/a	27,605	—	27,605	n/a
Non-recurring expenses(b)	2,706	—	2,706	n/a	44,056	—	44,056	n/a
Adjusted Net Loss	$(54,350)	$(22,583)	$(31,767)	(140.7)%	$(98,665)	$(34,279)	$(64,386)	(187.8)%
(a) Included awards that will be settled in shares and awards that will be settled in cash.
(b) Amount for the three months ended March 31, 2022 included a $(1.7) million reduction related to COVID-19 pandemic costs as a result of release of prior period project charges net of non-recurring excess shipping costs, and a $4.4 million loss related to the 2021 cargo loss incident.
Amount for the six months ended March 31, 2022 included $35.3 million costs related to COVID-19 pandemic including non-recurring excess shipping costs, project charges and other costs, a $8.6 million loss related to the 2021 cargo loss incident, and $0.1 million non-recurring IPO-related expenses which did not qualify for capitalization.

($ in thousands)	Six Months Ended March 31,		Change	Change %
	2022	2021
Net cash used in operating activities	$(140,996)	$(83,140)	$(57,856)	(69.6)%
Less: Purchase of property and equipment	(1,271)	(2,227)	956	(42.9)
Free Cash Flows	$(142,267)	$(85,367)	$(56,900)	(66.7)%